EXHIBIT 99.1

THE BRAND HOUSE COLLECTIVE REPORTS THIRD QUARTER FISCAL 2025 RESULTS

NASHVILLE, Tenn. (December 16, 2025) — The Brand House Collective, Inc. (Nasdaq: TBHC) (“Brand House Collective” or the “Company”), formerly Kirkland’s, Inc., announced its financial results for the 13-week and 39-week periods ended November 1, 2025.

Amy Sullivan, CEO of Brand House Collective, said, “Our inventory optimization efforts are strategically supporting our store conversion program, creating space for expanded Bed Bath & Beyond assortments as we transform our retail footprint. The successful conversion of our Tennessee locations to the Bed Bath & Beyond Home format demonstrates the progress we're making in this evolution. Looking ahead, the pending merger with Bed Bath & Beyond will combine our complementary strengths and will enable us to build a powerful omnichannel platform for sustained growth. We are confident this combination will strengthen our comprehensive home retail offering, unlock meaningful operational and financial synergies, and deliver increased earnings power with enhanced long-term growth potential for all shareholders.”

Third Quarter 2025 Financial Results

●

Net sales in the third quarter of 2025 were $103.5 million, compared to $114.4 million in the prior year quarter, driven by a 7.4% decline in consolidated comparable sales and a decline in store count of approximately 6%. Consolidated comparable sales is inclusive of a comparable store sales increase of 1.7% and e-commerce decline of 34.6% compared to the third quarter of fiscal 2024.

●

Gross profit was $21.1 million, or 20.4% of net sales, compared to $32.1 million, or 28.1% of net sales in the prior year quarter. The decline is primarily a result of a decline in merchandise margin and the deleverage of store occupancy costs on lower sales. The decline in merchandise margin was primarily due to liquidation activity to optimize inventory ahead of expanding Bed Bath & Beyond assortments and incremental tariff costs.

●	Operating expenses in the third quarter of 2025 were $23.1 million, or 22.3% of net sales, compared to $34.5 million, or 30.2% of net sales in the prior year quarter. The reduction in expenses to prior year was driven by reduced marketing spend and lower cost for self-insured employee benefits, as well as a $10.0 million gain on the sale of the Kirkland’s brand to Beyond.
●	Net loss in the third quarter of 2025 was $3.7 million, or a loss of $0.16 per diluted share, compared to $7.7 million, or a loss of $0.59 per diluted share in the prior year quarter. Diluted weighted average shares outstanding in the third quarter of 2025 were approximately 22.5 million compared to 13.1 million in the prior year quarter, mainly due to Beyond acquiring approximately 8.9 million shares of common stock in the Company.
●	Adjusted net loss* in the third quarter of 2025 was $13.6 million, or an adjusted loss of $0.61 per diluted share, compared to adjusted net loss of $3.8 million, or an adjusted loss of $0.29 per diluted share in the prior year quarter.
●	Adjusted EBITDA* in the third quarter of 2025 was a loss of $9.9 million compared to income of $0.5 million in the prior year quarter.
●	During the period, the Company closed three Kirkland’s Home stores and converted 3 Kirkland’s Home stores to Bed Bath & Beyond Home stores to end the quarter with 303 Kirkland’s Home stores and 3 Bed Bath & Beyond Home stores.

Balance Sheet

●	As of November 1, 2025, inventory was $88.9 million compared to inventory of $111.2 million as of November 2, 2024.
●	As of November 1, 2025, the Company had a cash balance of $6.5 million, with $61.6 million of outstanding debt and $5.8 million in outstanding letters of credit under its senior secured revolving credit facility, and $13.7 million in debt to Beyond, a related party and 40% owner of the Company. As of November 1, 2025, the Company had $1.0 million of availability for borrowing under the revolving credit facility, after the minimum required excess availability covenant.
●	As of December 15, 2025, the Company had $20.7 million of outstanding debt and $5.8 million of outstanding letters of credit under its revolving credit facility with $12.2 million of availability, after the minimum required excess availability covenant, and $23.7 million in term loans to Beyond with $20.0 million available from Beyond.
●	Availability under the Company’s revolving credit facility fluctuates largely based on eligible inventory levels, and as eligible inventory increases in the second and third fiscal quarters in support of the Company’s back-half sales plans, the Company’s borrowing capacity increases correspondingly.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA” and “Reconciliation of GAAP Net Income to Adjusted Net Income” for more information.

Conference Call

Given the pending acquisition by Bed Bath & Beyond, Inc. the Company will not conduct an earnings call related to the Q3 results.

About The Brand House Collective, Inc.

The Brand House Collective, Inc., formerly Kirkland’s Inc., is a multi-brand merchandising, supply chain and retail operator, managing a portfolio of iconic home and family brands including Kirkland’s Home and Bed Bath & Beyond Inc.’s Bed Bath & Beyond Home, Bed Bath & Beyond, buybuy Baby, and Overstock. Currently operating more than 300 stores across 35 states as well as e-commerce sites, www.kirklands.com and www.bedbathandbeyondhome.com, the Company offers distinctive brand experiences providing curated, high-quality product assortments for every room, every moment, and for every budget. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the effect of the transactions entered into with Beyond, including the proposed merger with Beyond (the “Transactions”) on the Company’s business relationships; the timing and likelihood of, and any conditions or requirements imposed in connection with, obtaining required shareholder or regulatory approval of the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the expected benefits of the proposed merger); the timing and likelihood of receiving the required lender consent from Bank of America, N.A., which is subject to the refinancing or repayment of the Company's existing asset-based loan; delays in closing the proposed merger or the possibility of non-consummation of the proposed merger; the ability to successfully integrate the Company’s business with Beyond following the closing of the proposed merger; operating results and business generally; unexpected costs, charges or expenses resulting from the Transactions; potential litigation relating to the Transactions that could be instituted against Beyond, the Company or their affiliates’ respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing; the ability to obtain the various synergies envisioned between the Company and Beyond; the ability of the Company to successfully open new stores or rebrand or operate existing Kirkland’s Home stores under a Bed Bath & Beyond Home or other licensed brand; the ability of the Company to successfully market its products to new customers and expand through new e-commerce platforms and to implement its plans, forecasts and other expectations with respect to its business after the completion of the Transactions and realize additional opportunities for growth and innovation; risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility; the fact that our independent registered public accounting firm’s report for the year ended February 1, 2025 is qualified as to our ability to continue as a going concern; the Company’s ability to successfully implement cost savings and other strategic initiatives intended to improve operating results and liquidity positions; the Company’s actual and anticipated progress towards its short-term and long-term objectives including its multi-brand and omni-channel strategy; the risk that natural disasters, pandemic outbreaks, global political events, war and terrorism could impact the Company’s revenues, inventory and supply chain; the continuing consumer impact of inflation and countermeasures, including high interest rates; the effectiveness of the Company’s marketing campaigns; risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; the Company’s ability to retain its senior management team; volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in the Company's specific market areas; inflation, fluctuations in cost and availability of inventory; increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including the Company’s e-commerce systems and channels; the ability to control employment and other operating costs; availability of suitable retail locations and other growth opportunities; disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 2, 2025, as amended on May 30, 2025, and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

THE BRAND HOUSE COLLECTIVE, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	November 1,	November 2,
	2025	2024
Net sales	$103,462	$114,423
Cost of sales	82,342	82,288
Gross profit	21,120	32,135
Operating expenses:
Compensation and benefits	19,306	19,409
Other operating expenses	13,256	14,275
Depreciation (exclusive of depreciation included in cost of sales)	551	843
Gain on sale of internally developed intangible assets	(10,000)	—
Asset impairment	—	1
Total operating expenses	23,113	34,528
Operating loss	(1,993)	(2,393)
Interest expense	1,738	1,719
Loss on extinguishment of debt	—	3,338
Other income	(49)	(126)
Loss before income taxes	(3,682)	(7,324)
Income tax expense	23	356
Net loss	$(3,705)	$(7,680)
Loss per share:
Basic	$(0.16)	$(0.59)
Diluted	$(0.16)	$(0.59)
Weighted average shares outstanding:
Basic	22,461	13,116
Diluted	22,461	13,116

THE BRAND HOUSE COLLECTIVE, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	39-Week Period Ended
	November 1,	November 2,
	2025	2024
Net sales	$260,754	$292,465
Cost of sales	206,981	215,602
Gross profit	53,773	76,863
Operating expenses:
Compensation and benefits	54,987	57,348
Other operating expenses	38,165	39,977
Depreciation (exclusive of depreciation included in cost of sales)	1,802	2,729
Gain on sale of internally developed intangible assets	(10,000)	—
Asset impairment	72	32
Total operating expenses	85,026	100,086
Operating loss	(31,253)	(23,223)
Interest expense	4,550	4,266
Loss on extinguishment of debt	—	3,338
Other income	(172)	(362)
Loss before income taxes	(35,631)	(30,465)
Income tax expense	77	549
Net loss	$(35,708)	$(31,014)
Loss per share:
Basic	$(1.60)	$(2.38)
Diluted	$(1.60)	$(2.38)
Weighted average shares outstanding:
Basic	22,338	13,052
Diluted	22,338	13,052

THE BRAND HOUSE COLLECTIVE, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	November 1,	February 1,	November 2,
	2025	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$6,457	$3,820	$6,756
Inventories, net	88,902	81,899	111,219
Prepaid expenses and other current assets	10,468	5,585	6,494
Total current assets	105,827	91,304	124,469
Property and equipment, net	17,780	22,062	23,838
Operating lease right-of-use assets	102,532	121,229	123,916
Other assets	3,090	7,593	7,591
Total assets	$229,229	$242,188	$279,814
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$55,040	$43,935	$61,177
Accrued expenses and other liabilities	21,417	20,183	23,830
Operating lease liabilities	35,650	39,355	38,541
Related party debt, net	1,538	—	—
Current debt, net	—	49,199	—
Total current liabilities	113,645	152,672	123,548
Operating lease liabilities	77,589	95,085	99,222
Related party debt, net	16,542	—	—
Long-term debt, net	61,602	10,003	80,397
Other liabilities	3,892	3,445	3,779
Total liabilities	273,270	261,205	306,946
Shareholders’ deficit	(44,041)	(19,017)	(27,132)
Total liabilities and shareholders’ deficit	$229,229	$242,188	$279,814

THE BRAND HOUSE COLLECTIVE, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	39-Week Period Ended
	November 1,	November 2,
	2025	2024
Cash flows from operating activities:
Net loss	$(35,708)	$(31,014)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	6,162	7,476
Amortization of debt issuance and original issue discount costs	1,473	418
Asset impairment	72	32
Loss on sale of property and equipment	47	15
Gain on sale of internally developed intangible assets	(10,000)	—
Stock-based compensation expense	323	809
Loss on extinguishment of debt	—	3,338
Changes in assets and liabilities:
Inventories, net	(7,003)	(37,129)
Prepaid expenses and other current assets	(4,883)	713
Accounts payable	11,185	15,209
Accrued expenses	100	1,147
Operating lease assets and liabilities	(2,504)	736
Other assets and liabilities	4,747	(784)
Net cash used in operating activities	(35,989)	(39,034)

Cash flows from investing activities:
Proceeds from sale of property and equipment	24	20
Proceeds from sale of internally developed intangible assets	10,000	—
Capital expenditures	(1,927)	(1,653)
Net cash provided by (used in) investing activities	8,097	(1,633)

Cash flows from financing activities:
Borrowings on revolving line of credit	220,533	40,100
Repayments on revolving line of credit	(201,931)	(9,100)
Borrowings on term loans	—	10,000
Repayments on FILO term loan	—	(10,000)
Payment of prepayment penalties on extinguishment of debt	—	(2,638)
Proceeds from Beyond transaction	5,000	17,000
Payments of debt and equity issuance costs	(1,018)	(1,693)
Cash used in net share settlement of stock options and restricted stock units	(55)	(51)
Proceeds from issuance of common stock	8,000	—
Net cash provided by financing activities	30,529	43,618

Cash and cash equivalents:
Net increase	2,637	2,951
Beginning of the period	3,820	3,805
End of the period	$6,457	$6,756

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$465	$516
Non-cash accruals for debt and equity issuance costs	1,004	650

Conversion of convertible note, accrued interest and unamortized debt issuance costs into common stock	$6,705	—
Common stock issued in exchange for equity issuance costs	574	—

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release contains certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted loss per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating the Company’s operational performance.

The Company defines EBITDA as net loss before income tax expense, interest expense, other income, the loss on extinguishment of debt, and depreciation. Adjusted EBITDA is defined as EBITDA adjusted to remove the gain on sale of internally developed intangible assets (as this does not represent a normal recurring gain), asset impairment, stock-based compensation expense (due to the non-cash nature of this expense), severance charges (as it fluctuates based on the needs of the business and does not represent a normal recurring operating expense), tornado related costs (as these do not represent a normal recurring expenses), and any financing related legal or professional fees that, due to their nature, did not qualify for capitalization as deferred debt or equity issuance costs.

Adjusted operating loss is defined as operating loss adjusted for the gain on sale of internally developed intangible assets, asset impairment, stock-based compensation expense, severance charges, tornado related costs, and financing related legal or professional fees not qualifying for capitalization. The Company defines adjusted net loss as net loss adjusted for gain on sale of internally developed intangible assets, asset impairment, stock-based compensation expense, severance charges, tornado related costs, the loss on extinguishment of debt, financing related legal or professional fees not qualifying for capitalization, and the related tax adjustments. The Company defines adjusted loss per diluted share as adjusted net loss divided by weighted average diluted share count.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows an unaudited non-GAAP measure reconciliation of net loss to EBITDA and adjusted EBITDA (in thousands) for the periods indicated:

	13-Week Period Ended		39-Week Period Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net loss	$(3,705)	$(7,680)	$(35,708)	$(31,014)
Income tax expense	23	356	77	549
Interest expense	1,738	1,719	4,550	4,266
Loss on extinguishment of debt	—	3,338	—	3,338
Other income	(49)	(126)	(172)	(362)
Depreciation	2,012	2,339	6,162	7,476
EBITDA	19	(54)	(25,091)	(15,747)
Adjustments:
Gain on sale of internally developed intangible assets(1)	(10,000)	—	(10,000)	—
Asset impairment(2)	—	1	72	32
Stock-based compensation expense(3)	2	253	323	809
Beyond transaction costs not subject to capitalization(4)	75	266	304	266
Severance charges(5)	—	—	283	390
Tornado expenses, net(7)	—	—	1,974	—
Total adjustments	(9,923)	520	(7,044)	1,497
Adjusted EBITDA	$(9,904)	$466	$(32,135)	$(14,250)

The following table shows an unaudited non-GAAP measure reconciliation of operating loss to adjusted operating loss (in thousands) for the periods indicated:

	13-Week Period Ended		39-Week Period Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Operating loss	$(1,993)	$(2,393)	$(31,253)	$(23,223)
Adjustments:
Gain on sale of internally developed intangible assets(1)	(10,000)	—	(10,000)	—
Asset impairment(2)	—	1	72	32
Stock-based compensation expense(3)	2	253	323	809
Beyond transaction costs not subject to capitalization(4)	75	266	304	266
Severance charges(5)	—	—	283	390
Tornado expenses, net(7)	—	—	1,974	—
Total adjustments	(9,923)	520	(7,044)	1,497
Adjusted operating loss	$(11,916)	$(1,873)	(38,297)	(21,726)

The following table shows an unaudited non-GAAP measure reconciliation of net loss and diluted loss per share to adjusted net loss and adjusted diluted loss per share (in thousands, except per share data) for the periods indicated:

	13-Week Period Ended		39-Week Period Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net loss	$(3,705)	$(7,680)	$(35,708)	$(31,014)
Adjustments:
Gain on sale of internally developed intangible assets(1)	(10,000)	—	(10,000)	—
Asset impairment(2)	—	1	72	32
Stock-based compensation expense(3)	2	253	323	809
Beyond transaction costs not qualifying for capitalization(4)	75	266	304	266
Severance charges(5)	—	—	283	390
Loss on extinguishment of debt(6)	—	3,338	—	3,338
Tornado expenses, net(7)	—	—	1,974	—
Total adjustments	(9,923)	3,858	(7,044)	4,835
Tax benefit of adjustments	8	2	28	20
Total adjustments, net of tax	(9,915)	3,860	(7,016)	4,855
Adjusted net loss	$(13,620)	$(3,820)	$(42,724)	$(26,159)

Diluted loss per share	$(0.16)	$(0.59)	$(1.60)	$(2.38)
Adjusted diluted loss per share	$(0.61)	$(0.29)	$(1.91)	$(2.00)

Diluted weighted average shares outstanding	22,461	13,116	22,338	13,052

(1)	Internally developed intangible assets refers to the Kirkland's brand that was sold to Beyond for a purchase price of $10.0 million in the third quarter.
(2)	Asset impairment charges are related primarily to property and equipment.
(3)	Stock-based compensation expense includes amounts amortized to expense related to equity incentive plans.
(4)

Consulting and legal fees incurred relating to the Company’s transactions with Beyond that, due to their nature, did not qualify for capitalization as deferred debt or equity issuance costs. Given the magnitude and scope of these strategic transactions, the Company considers the incremental consulting and legal fees incurred not reflective of the ongoing costs to operate its business.

(5)	Severance charges include expenses related to severance agreements and permanent store closure compensation costs.
(6)	Loss on extinguishment of debt includes expenses related to the extinguishment of the FILO Term Loan including a $2.6 million prepayment penalty and the write off of the remaining unamortized debt issuance costs.
(7)

Tornado related costs include the write-off of damaged inventory, a component of cost of sales, and expenses to move product to temporary storage and professional fees to secure and repair the damage caused by the tornado that damaged the Company’s distribution center in Jackson, Tennessee on May 20, 2025 which are recorded in other operating expenses, net of insurance proceeds.